                                                                    EXHIBIT 10.1

                            FIRST AMENDMENT TO LEASE

     This First Amendment to Lease (the "Amendment") is entered into as of the 26th day of July, 1995, by and among ALLSTON LANDING LIMITED PARTNERSHIP, a Massachusetts limited partnership, with offices at One Kendall Square, Cambridge, Massachusetts 02139 ("Tenant"), and MASSACHUSETTS TURNPIKE AUTHORITY, a body politic and corporate organized pursuant to the laws of the Commonwealth of Massachusetts with offices at Ten Park Plaza, Suite 5170, Boston, Massachusetts 02116 ("Landlord"). Terms used in this Amendment, which are not defined herein, shall have the meanings set forth in the Lease (defined below).

     Reference is made to the following facts:

     A. Landlord and Tenant are parties to a certain lease, dated as of June 1, 1992 (the "Lease"), for certain premises containing 375,325 square feet of land, bounded by Soldiers Field Road, Western Avenue and other land of Landlord, as more particularly described in the Lease (the "Premises").

     B. Pursuant to the Lease, Tenant has constructed a manufacturing facility and certain improvements (the "Improvements") on a portion of the Premises.

     C. Tenant had requested, and Landlord had agreed, that Tenant could construct the so-called "Tank Farm" for such manufacturing facility at a location outside of the boundaries of the portion of the Premises identified in the Lease as the initially established Development Parcel. Accordingly, Landlord and Tenant now wish to revise the boundaries of the Development Parcel to include such, "Tank Farm Area" (being approximately 5,154 square feet in area) and to confirm certain other matters in connection with the Improvements constructed by Tenant on the Premises.

     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, Landlord and Tenant hereby agree, effective as of the date of this Amendment, as follows:

     1. The Appendix A originally attached to and made a part of the Lease is hereby deleted in its entirety, and the new Appendix A (Rev. 5/31/95) attached to this Amendment is substituted in place thereof.

     2. With respect to the Improvements constructed by Tenant on the Development Parcel, Landlord and Tenant hereby agree, based upon the certifications of Tenant's architect, Architectural Resources Cambridge, Inc., and Certificate of Occupancy No. 30643 dated July 6, 1994, issued by the City of Boston's Inspectional Services Department, as follows:

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          (a)  To the best of Tenant's knowledge, such Improvements have been completed in accordance with the plans therefor submitted to and approved by Landlord in accordance with Landlord's design approval rights under Section
3.2.2 of the Lease. For purposes of this Amendment, any statement made "to the best of a party's knowledge" shall mean that nothing has come to the actual attention of the individual officers or senior staff or representatives of such party participating directly in the management or supervision of the matter at issue that would lead such individuals to question the accuracy of such statement, but that such individuals have not made any special investigation with respect thereto.

          (b) As of July 6, 1994, such Improvements contain 130,490 square feet of FAR Floor Area and the initial Development Parcel Rent payable by Tenant with respect to such Improvements in accordance with Section 4.1.2 of the Lease shall be $234,882 per year.

          (c) As of June 1, 1995, the Holding Parcel Rent payable by Tenant with respect to the initially established Holding Parcel shall be $124,364 per year.

          (d) Landlord hereby acknowledges and agrees that as of April 8, 1992, Tenant "Commenced Material and Substantial Construction" of 130,490 square feet of FAR Floor Area on the Development Parcel.

     3. Landlord hereby grants to Tenant the right to grant an easement for a term of years (not to extend beyond the expiration or earlier termination of the Lease) to Boston Edison Company for the construction, installation, operation, use, inspection, maintenance, modification, replacement, repair and removal of:
(i) certain underground electrical ductbanks, manholes and a generator pad on the Holding Parcel in the locations shown on the plan entitled "Plan of the Genzyme Manufacturing Facility -- Existing Underground Utilities (Outside of the Development Parcel)" dated May 18, 1994, last revised May 31, 1995, a copy of which is attached as part of Appendix A hereto (the "Utilities Plan "); and (ii) certain underground electrical ductbanks and a manhole off the Premises on other property of Landlord in the location shown on the plan entitled "Boston Edison Company Electrical Engineering &Station Operations Department Plan of Soldiers Field Road, Brighton, Showing Proposed Conduit and Manhole Location," Plan #P-1786c, dated September 10, 1992 (the "Boston Edison Plan"), a reduced copy of which is attached as Appendix B hereto. The locations of the utility facilities identified in (i) and (ii) above may be relocated from time to time either (x) at the direction of Landlord pursuant to Landlord's relocation privileges under
Section 2.1 of the Lease, or (y) as Tenant may request and Landlord may approve in writing, such approval to be in Landlord's sole discretion. The foregoing right and easement shall be subject to the following conditions:

     (a) Such construction, maintenance, modification, replacement, repair and removal shall be at Tenant's sole expense. Tenant shall at Tenant's sole expense cause the property crossed by such electrical facilities promptly to be restored to a condition acceptable to Landlord's Chief Engineer after each occasion on which Tenant performs any such work.

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     (b)  Such right and easement shall be nonexclusive, and in common with similar rights and easements which Landlord may grant to others from time to time.

     (c) The exercise of such right and easement by Tenant and Boston Edison Company shall not interfere with Landlord's use of the property crossed by such electrical facilities including, without limitation, the use of such property for 24-hour access to the Massachusetts Turnpike, whether over existing ramps and access ways or ramps and ways hereafter constructed and/or relocated from time to time.

     (d) At Landlord's election after the expiration or earlier termination of the Lease, Tenant shall at Tenant's sole expense promptly relocate and/or remove such electrical facilities and restore the property to a condition acceptable to Landlord's Chief Engineer.

     (e) The foregoing right and easement granted to Tenant shall be subject to all of the terms and provisions imposed upon Tenant by the Lease.

     (f) Any easement granted to Boston Edison Company by Tenant pursuant to this Paragraph 3 shall be subject to the foregoing conditions and shall also be subject to Landlord's prior written approval as to form and substance. Attached hereto as Appendix C is a form of easement setting forth the minimum material provisions required by Landlord to be contained in any such easement.

     4. Landlord hereby acknowledges that the electrical facilities described in Paragraph 3 above and a number of other utility lines serving the Development Parcel, as well as a generator pad and fencing, are located on the Holding Parcel (as such Parcels are currently configured). Such utility lines, generator pad and fencing are located as shown on the Utilities Plan. Such other utility lines include the lines for drain, sewer, fire protection water and domestic water services. Tenant acknowledges that Landlord retains the right to require, among other things, the relocation of such utility lines, generator pad and fencing from time to time pursuant to Section 2.1 of the Lease. Landlord agrees that to the extent Landlord exercises its right to terminate the Lease as to the Holding Parcel (or a portion thereof) pursuant to Article II of the Lease or pursuant to the last sentence of Section 2.1 of the Lease, the right and easement granted under Paragraph 3 of this Amendment, and any resulting easement granted by Tenant, shall be deemed to have been simultaneously terminated as to the Holding Parcel (or such portion thereof) PROVIDED, HOWEVER, that Tenant shall continue to have, as rights appurtenant to the lease of the remaining Premises, the right to use such electrical facilities and such other utility lines, generator pad and fencing as now located (or as relocated from time to time pursuant to Paragraph 3 of this Amendment, or pursuant to Section 2.1 of the Lease).

     5. Landlord's and Tenant's liability under this Amendment shall be limited, respectively, as set forth in Sections 10.2 and 10.12 of the Lease.

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6.   Except as amended hereby, the Lease remains unchanged and in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment to Lease as a sealed instrument as of the date and year first above written.

TENANT:                                    LANDLORD:
ALLSTON LANDING LIMITED                    MASSACHUSETTS TURNPIKE
PARTNERSHIP                                AUTHORITY

By: Allston Landing Corporation,
        By:
           ------------------------------
        its sole General Partner By:

By:                                        By:
     ---------------------------------        ----------------------------------
        Its Treasurer

                                           By:
                                              ----------------------------------

                                           Approved:
                                                    ----------------------------
                                                        James A. Aloisi, Jr.
                                                        General Counsel

     By its signature below, the undersigned Guarantor of the Lease hereby acknowledges and consents to the foregoing First Amendment and ratifies and confirms its Guaranty dated as of June 1, 1992, with respect to the lease as amended through the First Amendment.

                                           GUARANTOR:

                                           GENZYME CORPORATION

                                           By:
                                              ----------------------------------
                                              Its Senior Vice President

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                            Appendix A (Rev. 5/31/95)

                    Premises Description, Including Initially
                 Established Development Parcel, Holding Parcel
                             and Inaccessible Parcel

     Attached hereto are the following:

     Page A-2:                This is a reduced copy of a "Plan of Land in
                              Boston, MA." dated February 26, 1992, scale 1 inch
                              = 100 feet, prepared for Allston Landing Limited
                              Partnership (the "Premises Plan ").

     Pages A-3
     and A-4: These pages contain a legal description of the Premises.

     Page A-5:                This is a copy of a "Plan of the Genzyme
                              Manufacturing Facility Existing Underground
                              Utilities (Outside of the Development Parcel) in
                              Boston, MA.", Scale 1" = 40', dated May 18, 1994, revised November 9, 1994, and last revised May 31,
                              1995 prepared by Vanasse Hangen Brustlin, Inc., prepared for Allston Landing Limited Partnership
                              (the "Phase I Plan").

     Pages A-6
     and A-7: These pages contain a legal description of the Development Parcel.

     For purposes of this Lease:

     The "Premises" constitutes the area identified on the Premises Plan as the "Project Area (Area = 8.62 acres)" and described in the legal description on Pages A-3 and A-4.

     The initially established "Development Parcel" constitutes the area identified on the Phase I Plan as the "Phase I Lease Area (Area = 126,597 square feet or 2.906 acres)" and described in the legal description on Pages A-6 and A-7.

     The initially established "Holding Parcel" constitutes all of the Premises except for the initially established Development Parcel. As shown on the Phase I Plan, the area of the initially established "Holding Parcel" contains 248,728 square feet or
     6.710 acres.

     The "Inaccessible Parcel" (Area = 63,130 square feet or 1.449 acres) constitutes that portion of the initially established
     Holding Parcel shown as shaded on the Phase I Plan.

N 06 DEG. 30' 13 W                 a distance of two hundred ninety-three and
                                   seventy-three hundredths feet (293.73') to a point thence

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                                 [APPENDIX A-2]

                         [GRAPHIC IMAGE OF PROJECT AREA]

                                    PREMISES
                                LEGAL DESCRIPTION

A certain parcel of land situated on the southerly side of Western Avenue in the City of Boston (Allston District), in the County of Suffolk, Commonwealth of Massachusetts, bounded and described as follows:

Beginning at a point in the southerly line of Western Avenue at the northeasterly corner of the parcel and land hereinafter described, said point being the northwesterly corner of Lot 8 as shown on Land Court Plan No. 21781-E; thence

S 06 DEG. 30' 13" E           A distance of two hundred fifty and three
                              hundredths feel (250.03') to a point; thence

N 83 DEG.  17' 27" E          A distance of one hundred thirteen and seventy-two
                              hundredths feel (113.72') to a point; the previous two (2) lines bounding on said Lot 8; thence

S 06 DEG.  42' 33' E          A distance of five hundred sixty five and no
                              hundredths feet (565.00') to a point; thence

Southerly                     And curving to the right along the arc of a curve
                              having a radius of one hundred ninety and no hundredths feet (190.00'), a length of one hundred seven and eighty seven hundredths feet (107.87') to a point; thence

Westerly And curving to the right along the arc of a curve having a radius of eighty four and no hundredths feet (84.00'), a length of one hundred fifty eight and fourteen hundredths feet (158.14') to a point; thence

N 46' 19' 00" W               A distance of one hundred and no hundredths feet
                              (100.00') to a point; thence

Westerly And curving to the left along the arc of a curve having a radius of two hundred five and no hundredths feet (205.00'), a length of three hundred one and sixty hundredths feet (301.60') to a point; thence

N 02 DEG.  30' 24" W          A distance of seven hundred fifty three and forty
                              seven hundredths feet (753.47') to a point; thence

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                                       A-4

                                    PREMISES
                                LEGAL DESCRIPTION

Northwesterly                 And curving to the left along the arc of a curve
                              having a radius of fifty five and no hundredths feet (55.00'), a length of ninety and twenty three hundredths feet (90.23') to a point in the southerly line of said Western Avenue; the previous seven (7) courses bounding on land now or formerly of the Massachusetts Turnpike Authority;
                              thence

N 83 DEG. 29' 47" E           A distance of three hundred eighty eight and no
                              hundredths feet (388.00') along the southerly line of said Western Avenue to the point of beginning.

The above described parcel of land contains an area of 8.62 areas more or less and is more particularly shown as 'Project Area' on a plan entitled: "Plan of Land in Boston, Massachusetts. Dated February 26, 1992, scale: 100 feet to an inch, prepared for Allston Landing Limited Partnership, prepared by Vanasse Hangan Brustlin, Inc., 101 Walnut Street, Watertown, MA.

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                                       A-6

(VHB logo here)                  LEGAL DESCRIPTION
                                PHASE ONE LEASE AREA
                                      GENZYME
                               (REVISED MAY 31, 1995)

A certain parcel of land situated on the southerly side of Western Avenue in the City of Boston (Allston District), county of Suffolk, Commonwealth of Massachusetts, bounded and described as follows:

Beginning at a point in the southerly line of Western Avenue at the northwesterly corner of the parcel of land hereinafter described, said point being the northwesterly corner of Lot 8 as shown on Land Court Plan 21781E; thence

S 06 DEG. 30' 13" E      A distance of two hundred fifty and three hundredths
                         feet (250.03') to a point; thence

N 83 DEG. 17' 27" E      A distance of one hundred thirteen and seventy-two
                         hundredths feet (113.72') to a point; thence

S 06 DEG. 42' 33" E      A distance of three hundred eighty-six and eleven
                         hundredths feet (386.11') to a point; thence

S 83 DEG. 29' 47" W      A distance of one hundred thirty-six and sixty
                         hundredths feet (136.60') to a point; thence

S 06 DEG. 30' 13" E      A distance of seventy-three and no hundredths feet
                         (73.00') to a point; thence

S 83 DEG. 29' 47" W      A distance of one hundred twenty and no hundredths feet
                         (120.00') to a point; thence

S 06 DEG. 30' 13" E      A distance of thirty and no hundredths feet (30.00') to
                         a point; thence

S 83 DEG. 29' 47" W      A distance of one hundred sixty-seven and no hundredths
                         feet (167.00') to a point; thence

N 06 DEG. 30' 13" W      A distance of forty-seven and no hundredths feet
                         (47.00') to a point; thence

N 83 DEG. 29' 47" E      A distance of one hundred two and no hundredths feet
                         (102.00') to a point; thence

N 06 DEG. 30' 13" W      A distance of seventy-eight and no hundredths feet
                         (78.00') to a point; thence

N 83 DEG. 29' 47" E      A distance of fifty-one and eleven hundredths feet
                         (51.11') to a point; thence

N 06 DEG. 30' 13" W      A distance of three hundred twenty and no hundredths
                         feet (320.00') to a point; thence

N 83 DEG. 29' 47" E      A distance of one hundred twenty-eight and thirty-nine
                         hundredths feet (128.39') to a point; thence

N 06 DEG. 30'13" W       A distance of two hundred ninety-three and
                         seventy-three hundredths feet (293.73') to a point;
                         thence

N 83 DEG. 29' 47" E      A distance of twenty-seven and no hundredths feet
                         (27.00') by the southerly line of Western Avenue to the point of beginning.

The above described parcel of land contains 2.906 acres of land, more or less, and is shown on a plan entitled "Plan of the Genzyme Manufacturing Facility, Phase I Lease Area in Boston, Massachusetts, dated May 22, 1992 and most recently revised May 31, 1995, prepared by Vanasse Hangen Brustlin, Inc.

                                  [APPENDIX B]
                    [GRAPHICS IMAGE OF SOLDIER'S FIELD AREA]

                                                                      APPENDIX C

                               EASEMENT AGREEMENT

THIS EASEMENT AGREEMENT (the "Agreement") made as of this ___ day of __________, 1993 by and between Allston Landing Limited Partnership, a Massachusetts limited partnership having an office address of ________________________________________
(herein referred to as "ALLP") and Boston Edison Company, a Massachusetts Corporation having its corporate office at 800 Boylston Street, Boston, MA 02199 (herein referred to as "Boston Edison").

                                    RECITALS

     NOW THEREFORE, IN CONSIDERATION OF THE PROMISES AND OF THE MUTUAL AGREEMENTS HEREIN CONTAINED, AND OTHER GOOD AND VALUABLE CONSIDERATION, THE SUFFICEIENCY OF WHICH IS HEREBY ACKNOWLEDGED BY THE PARTIES, THE PARTIES HEREBY AGREE AS FOLLOWS:

1.   AGREEMENTS AND GRANTS

A. ALLP hereby grants to Boston Edison, upon the terms and conditions set forth in this Agreement, an easement to construct, install, operate, use, inspect, maintain, modify, replace, repair, and remove an electrical system and any and all fixtures, all of which shall be and remain the property of Boston Edison to be used only in connection with electrical service in accordance with detailed plans set forth in Exhibit A attached hereto and made a part hereof, (referred to herein as "the Plans"). The exact location of the electrical system and of the easement including its dimensions, has been substantially determined by ALLP and Boston Edison. ___________________ and Boston Edison agree to allow minor alterations to the location of the electrical system to accommodate circumstances that arise prior to and during construction. Upon completion of construction of the electrical system, Boston Edison shall submit to ALLP and to ALLP's landlord, the Massachusetts Turnpike Authority ("Authority") a set of as-built plans depicting the exact location of the easement. The area which is the subject of this easement is identified in the plans and shall be referred to herein as the "Easement Area."

Prior to the installation by Boston Edison of any modifications, replacements, substitutes, additions, innovations or improvements to the electrical system, Boston Edison shall submit plans and specifications to ALLP and to the Authority's Chief Engineer for review and approval, which approval shall not be unreasonably withheld, and which approval shall be granted or denied within 60 days of receipt by ALLP and the Authority of a written proposal by Boston Edison.

B. The rights herein granted to Boston Edison include the right of ingress and egress over the adjacent property of the Authority from time to time for the construction,

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installation, operation, use, inspection, maintenance, modification, replacement, repair, and removal of the electrical system by Boston Edison, its employees, agents and contractors, under the direction and supervision of the Authority in accordance with the Operation and Construction Requirements set forth in Exhibit B attached hereto and made part hereof. The Authority has reserved the right from time to time to make reasonable changes in such requirements. Boston Edison will conform to such changes within a reasonable time after it has received written notice thereof from the Authority. The Authority shall allow Boston Edison, its employees, agents and contractors reasonable access to the Easement Area and the electrical system throughout the term of the Agreement, subject to reasonable regulation regarding traffic flow, public health and safety and the Authority's own operations on the Turnpike. Vehicles of Boston Edison, its employees, agents and contractors may enter and leave the turnpike only at toll plazas. Operators of such vehicles shall pay all applicable tolls which shall be the same tolls applicable to similar vehicles driven by the general public.

2.   TERM

The term of this easement is coterminous with the term of that certain lease ("Lease") from the Authority to ALLP dated as of June 1, 1992, as amended through that First Amendment to Lease dated __________________, 1993. To the extent Authority exercises its right to terminate the Lease as to the Holding Parcel (or a portion thereof) pursuant to Article II of the Lease, the foregoing right granted to ALLP and any resulting easement granted by ALLP shall be deemed to have been simultaneously terminated by Landlord as to the Holding Parcel (or such portion thereof), and at Landlord's election thereafter ALLP shall at ALLP's sole expense promptly relocate and/or remove the electrical facilities and restore the property to a condition acceptable to Authority's Chief Engineer.

3.   RESTORATION

Boston Edison agrees to restore the Easement Area, at its own expense, immediately upon completion of construction, to a condition acceptable to the Chief Engineer, in accordance with Exhibit B.

4.   AUTHORITY'S RESERVED RIGHTS

ALLP and the Authority reserve the right to grant to others, including competitors of Boston Edison, rights to those granted hereunder. No easements or other rights granted by ALLP to Boston Edison are exclusive, except to the extent expressly stated in this Agreement.

ALLP and the Authority each reserve the right for its employees, agents, grantees and assigns to enter upon any portion of property in which rights have been granted to Boston Edison hereunder for any purpose deemed necessary by the Authority's Chief Engineer in connection with the construction, reconstruction, or maintenance of the Turnpike or Authority-owned installations and appurtenants thereto. The Authority shall give Boston Edison reasonable advance notice of all proposed uses of the Easement Area and the opportunity to prevent any such use which may unreasonably interfere with the rights granted by this Agreement. The Authority shall exercise reasonable care in the

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performance of any work theron to avoid physical damage to the electrical system. If such damage does occur, the Authority shall reimburse Boston Edison for its reasonable costs in restoring such damaged portions to the electrical system to the same condition as existed prior to such damage. In no event shall the Authority be liable to Boston Edison or ALLP for any delay, consequential, special or incidental damages, including, but not limited to, lost profits and revenues, resulting from any such damage to the electrical system, fixtures or equipment or any other property of Boston Edison.

Boston Edison will not interfere with the exercise by others of rights consistent with this Agreement granted or to be granted them.

5.   INDEMNIFICATION

Boston Edison, on behalf of itself, its agents, employees, contractors or subcontractors, assumes all risk of repair, maintenance, operation, removal or relocation of the electrical system, or any portion thereof, and shall be solely responsible and answerable in damages for any and all accidents and injuries to person or property, including death. Boston Edison hereby covenants and agrees to indemnify and hold harmless each of ALLP and the Authority from all claims, suits, actions, damages, and costs of every nature and description, arising out of or relating to the repair, maintenance, operation, removal or relocation of the electrical system or any portion thereof, by Boston Edison, its agents, employees, contractors or subcontractors or the violations of any law, ordinance, rule or regulation by them or any of them in connection therewith. Boston Edison shall, upon request, defend at its own cost and expense any action brought at any time against ALLP or the Authority in connection with any such claims or suits. Upon receipt by ALLP or the Authority of notice of any claim, suit, action, damage or cost covered by the hold harmless provisions of this paragraph, ALLP or the Authority shall notify Boston Edison thereof promptly and in writing. This indemnification obligation shall survive the expiration or earlier termination of this Easement Agreement.

6.   NUISANCE

Boston Edison, for itself and its successors, assigns and agents, covenants and agrees to place no signs, structures, buildings or parts thereof upon the Authority's property and to do nothing on such property to render such areas unsightly or offensive.

7.   TAXES

Boston Edison shall pay and discharge or cause to be paid and discharged any and all taxes, assessments and governmental charges or payments in lieu thereof (except any tax, assessment or other charge on the income of ALLP or the Authority) that shall or may be levied, assessed, or imposed during the term of this Agreement by any governmental or other lawful authority (except the Authority) upon or against ALLP or the Authority or Boston Edison arising out of the rights granted to Boston Edison hereunder.

8.   AUTHORITY'S REMEDIES

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If Boston Edison shall fail materially to perform or observe any of the covenants, agreements, duties and conditions on its part to be performed or observed under this Agreement, and such failure shall continue unremedied after thirty (30) days' written notice to Boston Edison of the failure therof, either ALLP or the Authority shall have the right, at its election, to terminate this Agreement. Such right shall be in addition to all other rights or remedies available to it in law or in equity. All rights of ALLP and of the Authority against Boston Edison accruing or arising prior to termination shall survive such termination. In the even Boston Edison has commenced remedial action and is making good faith efforts diligently to complete such action, ALLP and the Authority will not have the right to terminate this Agreement.

Upon failure, neglect or refusal of Boston Edison, upon notice in writing to Boston Edison from ALLP or the Authority, to perform or to commence to perform and diligently pursue in good faith to completion within a reasonable time any repair work hereunder, ALLP or the Authority may undertake and perform such repair work, and upon receipt of bills for such repair work from ALLP or the Authority may undertake and perform such repair work, and upon receipt of bills for such repair work from ALLP or the Authority, Boston Edison shall forthwith reimburse ALLP or the Authority, as the case may be, for such costs reasonably so incurred.

9.   RELOCATION

In the event it shall become necessary to rearrange or relocate the electrical system to accommodate changes or improvements on the Turnpike, and such rearrangements or relocations are reasonably required for such purposes, the relocation work will be made by Boston Edison at its sole expense upon receipt of written notice from the Authority or ALLP to do so. If Boston Edison shall fail (a) to perform such work, or (b) within forty (40) days of receipt of such written notice, to inform ALLP and the Authority of its intention to perform such work and to furnish ALLP and the Authority with a reasonable schedule for doing such work, each of ALLP and the Authority shall have the right, at its option, to perform such work, at the risk and expense of Boston Edison.

The provisions of this paragraph are for the exclusive protection of ALLP and the Authority, and Boston Edison shall not be required to relocate any portion of the electrical system because of any conflict between Boston Edison's facilities and improvements contemplated or requested by other parties. ALLP and the Authority will fully cooperate with Boston Edison to the end that such changes and relocations of the electrical system may be held to the minimum necessary to accomplish the Authority's purposes. When an alternative method by which the Authority can accomplish its purpose is available and such alternative method would not necessitate relocation of the electrical system and, in the judgment of the Authority such alternative method is substantially equal in cost and feasibility, the Authority will adopt such alternative method and will permit the electrical system to remain in place or will disturb it as little as possible.

10.  ASSIGNMENT

Boston Edison may, upon forty-five (45) days' prior notice, assign or transfer its rights hereunder, in whole or in part, to any other entity with the prior written consent of the Authority, which consent shall not be unreasonably withheld, but no assignment shall act to expand the grant of easement allowing the Easement Area to be used for purposes not specifically provided for in
Section 1, hereinabove.

11.  NONDISCRIMINATION

In all matters pertaining to its exercise of its rights hereunder, Boston Edison will comply with all applicable discrimination statutes, including Massachusetts General Laws c.151B, and with all applicable Authority rules and regulations for affirmative action.

12.  INSURANCE

Boston Edison will maintain in force at its expense, during the term of this Agreement, the following insurance:

     (i) Comprehensive bodily injury, personal injury and property damage liability insurance, including Blanket contractual Liability, Broad Form Comprehensive Liability insurance and products, Completed Operations and XCU (Explosion, Collapse, and Underground) hazards insurance, to a limit not less than ten million dollars ($10,000,000) combined single limit;

     (ii) Comprehensive Auto Liability insurance for vehicles owned, leased, rented, or otherwise used to a limited of not less than five million dollars ($5,000,000);

     (iii) Workers Compensation and Employer's Liability insurance, including All States and Longshoreman's and Harbor Worker's Act coverage for that amount as required by statute and limit of not less than five million dollars ($5,000,000) liability coverage; and

     (iv) Such additional insurance in such types, coverages and amounts as from time to time may be reasonably required by the Authority and such increases in the amounts provided for hereinabove in subparagraphs (i), (ii), and (iii) as from time to time may be reasonably required by ALLP or the Authority.

Boston Edison shall make reasonable efforts to ensure that all such policies shall include a provision that acts or omissions of Boston Edison shall not preclude coverage for ALLP and for the Authority.

All insurance required hereunder shall be effected with insurers acceptable to ALLP and the Authority and under valid and enforceable policies naming Boston Edison, ALLP and the Authority as their interests appear, as insureds thereunder. Any insurer rated A or higher in Best's Insurance Manual shall be deemed acceptable to ALLP and to the Authority. All insurance required hereunder:

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     (i)     Shall provide by endorsement for immediate written notice to ALLP and to the Authority of any material change in coverage or conditions and at least thirty (30) days' prior written notice to ALLP and to the Authority if coverage is to be cancelled or renewed; and

     (ii) Shall be evidenced by promptly furnishing ALLP and the Authority with certificates of insurance.

13.  TURNPIKE LOSS OF REVENUE

Any loss of toll, lease, easement or rental revenue by the Authority of any kind resulting from a leak or other incident cause directly or indirectly by the operation or installation of the electrical system or in any way attributed to the electrical system shall be reimbursed to the Authority by Boston Edison. Any such loss by the Authority shall be documented and forwarded by Registered Mail to Boston Edison within forty-five (45) days after such incident or occurrence. Any amount owed the Authority by Boston Edison shall be paid within thirty (30) days of such documentation. Amounts owed the Authority pursuant to this section remaining unpaid after the thirtieth (30th) day shall bear interest at the prime commercial rate of the First National Bank of Boston, as it may be adjusted from time to time.

14.  NOTICE

Every notice, demand and approval required or permitted to be given under this Agreement shall be in writing and deemed to have been duly given only when mailed by certified or registered mail, with return receipt requested, addressed in the case of notice or demand upon the Authority to it at:

     Director of Development and Planning
     Massachusetts Turnpike Authority
     State Transportation Building
     10 Park Plaza, Suite 5170
     Boston, MA 02116

And in the case of notice to or demand upon Boston Edison, to it at:

     W.B. Arcese, Jr.
     ROW Supervisor
     Boston Edison Pipeline Company
     8 Anngina Drive
     Enfield, CT 06082

And in the case of notice to or demand upon ALLP, to it at:

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or in the case of either party to such other address as that party from time to time shall have designated by written notice given to the other party, as herein provided.

15.  RECORDING

In accordance with the provisions of M.G.L. c.183, Section 4, ALLP and Boston Edison shall record this Easement Agreement with the Suffolk County Registry of Deeds.

16.  COMPLIANCE WITH LAWS

Boston Edison shall comply with all applicable state and federal statutes relative to environmental protection in the construction, installation and operation of the electrical system, including, all local ordinances and conservation commission requirements of any city or town in which the electrical system in the Easement Area may be located.

Boston Edison shall comply with the provision of M.G.L. c.7, Section 40J, by filing with the Commonwealth of Massachusetts Commissioner of Administration and Finance for Capital Planning and Operation, prior to the execution of the Agreement and also from time to time during the term of this Agreement, all disclosure statements required by said statute.

Pursuant to M.G.L. c.62C, Section 49A, Boston Edison certifies under the pains and penalties of perjury that Boston Edison is in compliance with all laws of the Commonwealth of Massachusetts relating to taxes.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed on their behalf by their duly authorized representatives as of the date first set forth above

                                [SIGNATURE BLOCK]

                                    EXHIBIT B

                    CONSTRUCTION AND OPERATIONAL REQUIREMENTS
                TO BE ATTACHED TO THE LEASE OF EASEMENT AGREEMENT
                BETWEEN THE AUTHORITY AND BOSTON EDISON PIPELINE

1. Boston Edison shall obtain a permit from the Authority for work performed within the Authority property. No work shall be done on property of the Authority until such time as Boston Edison shall have communicated with
     P. L. Matson, the Authority's Maintenance Engineer, whose office is at 668 South Avenue, Weston, Massachusetts, telephone: (617) 431-5120, and Al Abdella, Division Engineer, telephone: (617) 431-5149, and received from them permission to commence work and such further instructions as they may deem necessary in the performance of the work on the Turnpike property.

2. All operation within Turnpike property shall be subject to the directions of the Authority's Engineer and the State Police Captain. They shall have the right to stop all work due to traffic considerations, weather conditions, or for any other reason that, in their opinion, would affect the safe operation of the Turnpike.

3. Operations shall be conducted so as to cause minimum interference with Turnpike traffic and operations. The work area shall be kept open to traffic at all times except as may be authorized or directed by the Authority's Engineer.

4. All work shall be performed in accordance with all governing local, state and Federal rules, codes, laws, ordinance and regulations.

5. It shall be the responsibility of Boston Edison to notify the public service corporations and/or municipal departments 72 hours before digging. Further, a 72 hour advance call shall be made to the Dig Safe Center (Telephone: 1-800-322-4844).

6. If blasting is necessary, the approval of the Chief Engineer of the authority shall be secured. No fewer than two days in advance the Engineer will, for the protection of traffic, assign police details and other necessary personnel of the Authority, for which the Authority shall be reimbursed by Boston Edison at prevailing rates.

     The time during which explosives may be used is restricted to Monday through Thursday between the hours of 9:30 AM and 2:00 PM (Prevailing time). The use of explosives is not permitted on Friday, weekends (Saturday and Sunday), holidays. In order to minimize traffic disruptions, Boston Edison shall schedule blasting such that any two successive blasts detonated anywhere on the project are separated by at least two (2) hours.

     Boston Edison shall coordinate all blasting with the Authority's Engineer on site who shall determine in advance when the charges may be set.

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     The maximum time for which traffic may be stopped at any single time shall be fifteen minutes, from the time traffic is stopped by police until all travel lanes are cleared of blast debris, to the satisfaction of the Engineer, and notice is given to the police that traffic may be resumed in both directions. If traffic is stopped for more than 15 minutes, Boston Edison shall pay to the Authority a penalty of $500 per minute for every minute traffic is stopped in excess of the 15 minute limit.

7. Any excavation of the outside shoulders of the Turnpike roadways authorized to be left open overnight shall be protected by barricades and traffic control devices satisfactory to the Authority's Engineer.

8. The Authority may assign representatives, generally referred to as Inspectors, as it reasonable deems necessary at the expense of Boston Edison and they shall be authorized to give directions with regard to the safety and convenience of the Turnpike traffic or of the public.

9. All ears disturbed by this operation, including, but not limited to, the right of way, fence, highway guard, drainage structures, waterways, stone bounds, loam and seeding, shall be restored to the original condition satisfactory to the Authority's Engineer.

10. All costs incurred by the Authority, including traffic protection and state police, if required, shall be reimbursed by Boston Edison at the prevailing rate.

11. Upon completion of construction of the electrical system, Boston Edison shall submit to the Authority an "As-Built" plan showing the exact location and profile of the crossing.

                                      C-9